Exhibit 10.2

Confidential

SUBSCRIPTION AGREEMENT

This Subscription Agreement (this “Agreement”) has been executed by the purchaser set forth on the signature page hereof (the “Purchaser”) in connection with the private placement offering (the “Offering”) by Odyssey Semiconductor Technologies, Inc., a Delaware corporation (the “Company”).

R E C I T A L S

A.     Pursuant to the terms and conditions of this Agreement and that of the Confidential Private Placement Memorandum, dated March 8, 2021, and any supplements thereto (the “Offering Memorandum”), the Company is offering a minimum of 1,250,000 shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), at a purchase price of $4.00 per share (the “Purchase Price”), for an aggregate purchase price of $5,000,000.00 (the “Minimum Offering Amount”), and a maximum of 3,000,000 shares of the Common Stock at the Purchase Price for an aggregate purchase price of $12,000,000.00 (the “Maximum Offering Amount”). The Company may sell an additional 750,000 shares of Common Stock at the Purchase Price for an aggregate purchase price of $3,000,000.00 to cover over-subscriptions (the “Over-Subscription Option”), in the event the Offering is oversubscribed.

B.      The Shares (as defined below) subscribed for pursuant to this Agreement have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). The Offering is being made on a “best-effort” basis to “accredited investors,” as defined in Regulation D under the Securities Act, in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act and/or Rule 506(b) of Regulation D.

AGREEMENT

The Company and the Purchaser hereby agree as follows: 1. Subscription.

1.1 Purchase and Sale of the Shares.

(a)                Subject to the terms and conditions of this Agreement and pursuant to the Offering Memorandum, the undersigned Purchaser agrees to purchase, and the Company agrees to sell and issue to such Purchaser, that number of shares set forth on such Purchaser’s Omnibus Signature Page attached hereto at the Purchase Price, for a total aggregate purchase price as set forth on such Omnibus Signature Page. The minimum subscription amount for each Purchaser in the Offering is $40,000.00 (for 10,000 shares). The Company may accept subscriptions for less than $40,000.00 from any Purchaser in its sole discretion. For the purposes of this Agreement, “Shares” means the shares of Common Stock issued in the Offering at the Closing (as defined below).

(b)                This Agreement is one of a series of subscription agreements issued (and to be issued) by the Company to purchasers of the Shares in connection with the Offering with the same terms and conditions, in all material respects, set forth in this Agreement (each, a “Subscription Agreement”, and collectively, the “Subscription Agreements”).

1.2 Subscription Procedure; Closing.

(a)       Initial Closing. Subject to the terms and conditions of this Agreement, the initial closing of the Shares shall take place remotely via the exchange of documents and signatures and the receipt of subscriptions equal to or exceeding the Minimum Offering Amount at such time and place as mutually agreed to by the Company and the Placement Agent (as defined in Section 2) (the “Initial Closing”).

(b)             Subsequent Closings. If the Maximum Offering Amount is not sold at the Initial Closing, which shall take place on or prior to March 26,2021,the Company may sell additional Shares, up to the Maximum Offering Amount, at any time on or prior to April 26, 2021 at one or more additional closing (each a “Subsequent Closing” and collectively the “Subsequent Closings”), and if there are oversubscriptions, such additional Shares as may be sold in connection with the Over-Subscription Option (the “Subsequent Closing Shares”) to such persons as may be approved by the Company and who are reasonably acceptable to the Placement Agent (the “Additional Purchasers”). Any Subsequent Closing Shares issued and sold pursuant to this Section 1.2(b) shall be deemed to be “Shares” for all purposes under this Agreement, and any Additional Purchasers thereof shall be deemed to be “Purchasers” for all purposes under this Agreement. The Initial Closing and the Subsequent Closings, if any, shall be known collectively herein as the “Closings” or individually as a “Closing.”

(c)              Subscription Procedure. To complete a subscription for the Shares, the Purchaser must fully comply with the subscription procedure provided in paragraphs (i) and (ii) of this Section on or before the applicable Closing:

(i)                    Subscription Documents. At or before the applicable Closing, the Purchaser shall review, complete and execute the Omnibus Signature Page to this Agreement and the Registration Rights Agreement substantially in the form of Exhibit A hereto (the “Registration Rights Agreement”), Investor Profile, Accredited Investor Certification, and Anti-Money Laundering Information Form, attached hereto following the Omnibus Signature Page (collectively, the “Subscription Documents”), and additional forms and questionnaires distributed to the Purchaser, and deliver the Subscription Documents and such additional forms and questionnaires to the party indicated thereon at the address set forth under the caption “How to subscribe for Shares in the private offering of Odyssey Semiconductor Technologies, Inc.,” below. Executed documents may be delivered to such party by facsimile or .pdf (or similar format) sent by electronic mail (e-mail).

(ii)                  Purchase Price. Simultaneously with the delivery of the Subscription Documents as provided herein, and in any event at or prior to the applicable Closing, the Purchaser shall deliver to Delaware Trust Company, in its capacity as escrow agent (the “Escrow Agent”), under an escrow agreement among the Company, the Placement Agent (as defined below) and the Escrow Agent (the “Escrow Agreement”) the total Purchase Price set forth on the Purchaser’s Omnibus Signature Page attached hereto, by certified or other bank check or by wire transfer of immediately available funds, pursuant to the instructions set forth under the caption “How to subscribe for Shares in the private offering of Odyssey Semiconductor Technologies, Inc.,” below. Such funds will be held for the Purchaser’s benefit in the escrow account established for the Offering (the “Escrow Account”) and will be returned promptly, without interest or offset, if this Agreement is not accepted by the Company, or the Minimum Offering Amount has not been sold or the Offering is terminated pursuant to its terms prior to a Closing.

(iii)                Company and Placement Agent Discretion. The Purchaser understands and agrees that the Company and the Placement Agent (as defined below) reserve the right to accept or reject this or any other subscription for Shares, in whole or in part, notwithstanding prior receipt by the Purchaser of notice of acceptance of this subscription. The Company shall have no obligation hereunder until the Company shall execute and deliver to the Purchaser an executed copy of this Agreement. If this subscription is rejected in whole, or the Offering is terminated prior to a Closing on Purchaser’s subscription, all funds received from the Purchaser will be returned without interest or offset, and this Agreement shall thereafter be of no further force or effect. If this subscription is rejected in part, the funds for the rejected portion of this subscription will be returned without interest or offset, and this Agreement will continue in full force and effect to the extent this subscription was accepted.

2.       Placement Agent.[              ], a U.S.-registered broker-dealer and member of FINRA, has been engaged by the Company as the exclusive placement agent, (the “Placement Agent”) on a best efforts basis, for the Offering. Except as provided below, the Placement Agent will be paid at each Closing from the Offering proceeds a total cash commission of eight percent (8%) of the gross Purchase Price paid by Purchasers in the Offering (the “Cash Fee”) and will each receive warrants to purchase a number of shares of Common Stock equal to eight percent (8%) of the number of shares of Common Stock sold to investors in the Offering, with a term of five (5) years from the date of the applicable Closing, and an exercise price of $4.00 per share (the “Placement Agent Warrants”). The Company will also pay certain expenses of the Placement Agent in connection with the Offering. Any sub-agent of the Placement Agent that introduces investors to the Offering will be entitled to share in the Cash Fee and/or Placement Agent Warrants attributable to those investors pursuant to the terms of an executed sub-agent agreement. For funds raised from investors listed in the Excluded Counterparties, as listed in the Engagement Agreement between the Company and the Placement Agent, the Placement Agent will not be paid a Cash Fee or receive Warrants. The Excluded Counterparties can participate at the sole discretion of the Company for a cumulative total of $1,000,000.00 (inclusive in the Maximum Offering Amount) at the same terms as other investors in the Offering without the Company incurring any fees to Placement Agent.

3.       Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchaser, as of the Closing, the following:

a.                   Organization and Qualification. The Company and each of its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of Delaware and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company and each of its subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have any material adverse effect on (i) the business, properties, assets, liabilities, operations (including results thereof), condition (financial or otherwise) or prospects of the Company and its subsidiaries, individually or taken as a whole, (ii) the transactions contemplated hereby or in the other Transaction Documents (as defined below) or by the agreements and instruments to be entered into in connection herewith or therewith, or (iii) the authority or ability of the Company to perform its obligations under the Transaction Documents (a “Material Adverse Effect”).

b.                   Authorization, Enforcement, Compliance with Other Instruments. (i) The Company has the requisite corporate power and authority to deliver, enter into and perform its obligations under this Agreement, the Offering Memorandum, the Registration Rights Agreement and the Escrow Agreement (collectively, the “Transaction Documents”) and to issue the Shares, in accordance with the terms hereof and thereof; (ii) the execution and delivery by the Company of each of the Transaction Documents and the consummation by it of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Shares, have been, or will be at the time of execution of such Transaction Document, duly authorized by the Company’s Board of Directors, and no further consent or authorization is, or will be at the time of execution of such Transaction Document, required by the Company, its Board of Directors or its stockholders; (iii) each of the Transaction Documents will be duly executed and delivered by the Company; and (iv) the Transaction Documents when executed will constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies and, with respect to any rights to indemnity or contribution contained in the Transaction Documents, as such rights may be limited by state or federal laws or public policy underlying such laws.

c.                   Issuance of Shares. The Shares that are being issued to the Purchaser hereunder, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, will be duly and validly issued, fully paid and nonassessable, and free of restrictions on transfer other than restrictions on transfer under the Transaction Documents, applicable state and federal securities laws and liens or encumbrances created by or imposed by the Purchaser.

d.                   No Conflicts. The execution, delivery and performance of each of the Transaction Documents by the Company, and the consummation by the Company of the transactions contemplated hereby and thereby including issuance and sale of the Shares in accordance with this Agreement will not (i) result in a violation of the Certificate of Incorporation or the Bylaws (or equivalent constitutive document) of the Company or any of its subsidiaries, (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any subsidiary is a party, except for those which would not reasonably be expected to have a Material Adverse Effect, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including U.S. federal and state securities laws and regulations) applicable to the Company or any subsidiary or by which any property or asset of the Company or any subsidiary is bound or affected, except for those which would not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any subsidiary is in violation of or in default under, any provision of its Certificate of Incorporation or Bylaws. Neither the Company nor any subsidiary is in violation of any term of or in default under any contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to the Company or any subsidiary, which violation or breach has had or would reasonably be expected to have a Material Adverse Effect. Except as specifically contemplated by this Agreement and as required under the Securities Act and any applicable state securities laws, neither the Company nor any of its subsidiaries is required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under or contemplated by this Agreement or the other Transaction Documents in accordance with the terms hereof or thereof other than the filing of a Notice of Exempt Offering of Securities on Form D with the SEC under Regulation D. Neither the execution and delivery by the Company of the Transaction Documents, nor the consummation by the Company of the transactions contemplated hereby or thereby, will require any notice, consent or waiver under any contract or instrument to which the Company or any subsidiary is a party or by which the Company or any subsidiary is bound or to which any of their assets is subject, except for any notice, consent or waiver the absence of which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. All consents, authorizations, orders, filings and registrations which the Company or any of its subsidiaries is required to obtain pursuant to the preceding two sentences have been or will be obtained or effected on or prior to the Closing.

e.                   Absence of Litigation. There is no action, suit, claim, inquiry, notice of violation, proceeding (including any partial proceeding such as a deposition) or investigation before or by any court, public board, governmental or administrative agency, self-regulatory organization, arbitrator, regulatory authority, stock market, stock exchange or trading facility (an “Action”) now pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries or any of their respective officers or directors, which would be reasonably likely to (i) adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, this Agreement or any of the other Transaction Documents, or (ii) have a Material Adverse Effect. For the purpose of this Agreement, the knowledge of the Company means the knowledge of the officers of the Company (both actual or knowledge that they would have had upon reasonable inquiry of the personnel of the Company responsible for the applicable subject matter). Neither the Company nor any of its subsidiaries is subject to any judgment, decree, or order which has had, or would reasonably be expected to have a Material Adverse Effect.

f.                    No General Solicitation. Neither the Company, nor any of its Affiliates (as defined below), nor, to the knowledge of the Company, any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Shares. “Affiliate” means, with respect to any person, any other person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such person, as such terms are used in and construed under Rule 144 under the Securities Act (“Rule 144”). With respect to a Purchaser, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Purchaser will be deemed to be an Affiliate of such Purchaser.

g.                    Intellectual Property Rights. The Company and each of its subsidiaries owns, possesses, or has valid and enforceable rights to use, license, and exploit all Intellectual Property used in, necessary or advisable for the conduct of the Company’s and its subsidiaries’ business as currently conducted, except for a failure to own, possess or have such rights that would not reasonably be expected to result in a Material Adverse Effect. Except in connection with loans from local or regional government agencies, namely, Tomkins County Area Development, Broome County Industrial Development Agency, Southern Tier Region Economic Development Corporation, there are no unreleased liens or security interests which have been filed, or which the Company has received notice of, against any of the Intellectual Property owned by the Company. All Intellectual Property owned by the Company or its subsidiaries, and all contracts pursuant to which the Company or its subsidiaries license Intellectual Property, are valid and enforceable, and the Company and its subsidiaries are in full compliance with all such contracts except as would not reasonably be expected to result in a Material Adverse Effect. Furthermore, except as has not been and would not reasonably be expected to result in a Material Adverse Effect, to the Company’s knowledge, (A) there has been no infringement, misappropriation or violation by third parties of any such Intellectual Property of the Company or its subsidiaries; (B) there has been no action pending or threatened in writing (or to the Company’s knowledge, threatened orally) by others challenging the Company’s or any of its subsidiaries’ ownership of or any rights in or to any such Intellectual Property; (C) the Intellectual Property owned by the Company and its subsidiaries and, to the Company’s knowledge, the Intellectual Property licensed to the Company and its subsidiaries, has not been adjudged invalid or unenforceable, in whole or in part, and there has been no action pending or threatened in writing (or to the Company’s knowledge, threatened orally) by others challenging the validity, enforceability or scope of any such Intellectual Property; (D) there has been no action pending or threatened in writing (or to the Company’s knowledge, threatened orally) by others that the Company or any of its subsidiaries infringes, misappropriates or otherwise violates any Intellectual Property or other proprietary rights of others, and neither the Company nor any of its subsidiaries has received any written notice of such action; and (E) to the Company’s knowledge, no employee of the Company or any of its subsidiaries has violated any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement or any restrictive covenant to or with a former employer where the basis of such violation relates to such employees employment with the Company or any of its subsidiaries or actions undertaken by the employee while employed with the Company or any of its subsidiaries. The rights of the Company and each of its subsidiaries in their Intellectual Property are valid, subsisting and enforceable, except as would not reasonably be expected to be material to the business of the Company and its subsidiaries, taken as a whole. The Company and each of its subsidiaries has taken reasonable steps to maintain their Intellectual Property and to protect and preserve the confidentiality of all of their trade secrets. To the Company’s knowledge, there has not been any disclosure or access to any trade secrets of the Company and each of its subsidiaries by any unauthorized person. The Company and each of its subsidiaries have taken and continue to take commercially reasonable measures, at least consistent with prevailing industry practice, to ensure that all personal information in their possession, custody or control is protected against loss and against unauthorized, access, use, modification, disclosure or other misuse. “Intellectual Property” shall mean any and all rights title and interest in, arising out of, or associated with any intellectual or intangible property, whether protected, created or arising in any jurisdiction throughout the world, including the following: (a) issued patents and patent applications (whether provisional or non-provisional), including divisionals, continuations, continuations-in-part, substitutions, reissues, reexaminations, extensions, or restorations of any of the foregoing, and other Governmental Authority issued indicia of invention ownership (including certificates of invention, petty patents, and patent utility models) (“Patents”); (b) trademarks, service marks, brands, certification marks, logos, trade dress, slogans, trade names, and other similar indicia of source or origin, together with the goodwill connected with the use of and symbolized by, and all registrations, applications for registration, and renewals of, any of the foregoing (“Trademarks”); (c) copyrights and works of authorship, whether or not copyrightable, and all registrations, applications for registration, and renewals of any of the foregoing (“Copyrights”); (d) internet domain names and social media account or user names (including “handles”), whether or not Trademarks, all associated web addresses, URLs, websites and web pages, social media sites and pages, and all content and data thereon or relating thereto, whether or not Copyrights; (e) mask works, and all registrations, applications for registration, and renewals thereof; (f) industrial designs, and all Patents, registrations, applications for registration, and renewals thereof; (g) trade secrets, know-how, inventions (whether or not patentable), discoveries, improvements, technology, business and technical information, databases, data compilations and collections, tools, methods, processes, techniques, and other confidential and proprietary information and all rights therein (“Trade Secrets”); (h) computer programs, operating systems, applications, firmware and other code, including all source code, object code, application programming interfaces, data files, databases, protocols, specifications, and other documentation thereof; (i) rights of publicity; and (j) all other intellectual or industrial property and proprietary rights.

h.       Environmental Laws. The Company and each subsidiary has complied with all applicable Environmental Laws (as defined below), except for violations of Environmental Laws that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect. There is no pending or, to the knowledge of the Company, threatened civil or criminal litigation, notice of violation, formal administrative proceeding, or investigation, inquiry or information request, relating to any Environmental Law involving the Company or any subsidiary, except for litigation, notices of violations, formal administrative proceedings or investigations, inquiries or information requests that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect. For purposes of this Agreement, “Environmental Law” means any national, state, provincial or local law, statute, rule or regulation or the common law relating to the environment or occupational health and safety, including without limitation any statute, regulation, administrative decision or order pertaining to (i) treatment, storage, disposal, generation and transportation of industrial, toxic or hazardous materials or substances or solid or hazardous waste; (ii) air, water and noise pollution; (iii) groundwater and soil contamination; (iv) the release or threatened release into the environment of industrial, toxic or hazardous materials or substances, or solid or hazardous waste, including without limitation emissions, discharges, injections, spills, escapes or dumping of pollutants, contaminants or chemicals; (v) the protection of wild life, marine life and wetlands, including without limitation all endangered and threatened species; (vi) storage tanks, vessels, containers, abandoned or discarded barrels, and other closed receptacles; (vii) health and safety of employees and other persons; and (viii) manufacturing, processing, using, distributing, treating, storing, disposing, transporting or handling of materials regulated under any law as pollutants, contaminants, toxic or hazardous materials or substances or oil or petroleum products or solid or hazardous waste. As used above, the terms “release” and “environment” shall have the meaning set forth in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

i.                    Authorizations; Regulatory Compliance. The Company and each of its subsidiaries holds, and is operating in compliance with, all authorizations, licenses, permits, approvals, clearances, registrations, exemptions, consents, certificates and orders of any governmental authority and supplements and amendments thereto (collectively, “Authorizations”) required for the conduct of its business as currently conducted in all applicable jurisdictions and all such Authorizations are valid and in full force and effect, except for Authorizations the absence of which would not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received written notice of any ongoing claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any federal, state, local or foreign governmental or regulatory authority (each a “Governmental Authority”) or third party alleging that any product operation or activity is in material violation of any Authorizations, nor that any activity conducted by either an employee or any person acting on the Company’s behalf is in violation of applicable data protection and privacy laws, rules and regulations, as amended from time to time, with respect to the collection, use, processing, storage, transfer, modification, deletion and/or disclosure of any personal information that is protected under applicable privacy laws and regulations

j.                    Title. Neither the Company nor any of its subsidiaries owns any real property. Each of the Company and its subsidiaries has good and marketable title to all of its personal property and assets (i) purportedly owned or used by them, or (ii) necessary for the conduct of their business as currently conducted, free and clear of any restriction, mortgage, deed of trust, pledge, lien, security interest or other charge, claim or encumbrance which would have a Material Adverse Effect. With respect to properties and assets it leases, each of the Company and its subsidiaries is in compliance with such leases and holds a valid leasehold interest free of any liens, claims or encumbrances which would have a Material Adverse Effect.

k.                   Tax Status. The Company and each subsidiary has made and filed (taking into account any valid extensions) all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject and (unless and only to the extent that the Company or such subsidiary has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply.

l.                    Foreign Corrupt Practices. Neither the Company and its subsidiaries, nor to the Company’s knowledge, any agent or other person acting on behalf of the Company or its subsidiaries, has: (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is in violation of law or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”).

m.                 Brokers’ Fees. Neither of the Company nor any of its subsidiaries has any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement, except for the payment of fees to the Placement Agent as described in Section 2 above.

n.                   Bad Actor Disqualification. No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act (a “Disqualification Event”) is applicable to the Company or, to the Company’s knowledge, any Company Covered Person, except for a Disqualification Event as to which Rule 506(d)(2)(ii–iv) or (d)(3), is applicable. “Company Covered Person” means, with respect to the Company as an “issuer” for purposes of Rule 506 promulgated under the Securities Act, any person listed in the first paragraph of Rule 506(d)(1).

o.                   Office of Foreign Assets Control. Neither the Company nor any subsidiary nor, to the Company's knowledge, any director, officer, agent, employee or affiliate of the Company or any subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”).

p.                   Money Laundering. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no Action by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or any subsidiary, threatened.

4. Representations, Warranties and Agreements of the Purchaser. The Purchaser, severally and not jointly with any other Purchaser, represents and warrants to, and agrees with, the Company, as of any Closing, as applicable, the following:

a.                   The Purchaser has the knowledge and experience in financial and business matters necessary to evaluate the merits and risks of its prospective investment in the Company, as more fully set forth herein and in the Offering Memorandum, and has carefully reviewed and understands the risks of, and other considerations relating to, the purchase of Shares and the tax consequences of the investment, and has the ability to bear the economic risks of the investment. The Purchaser can afford the loss of his, her or its entire investment.

b.                   The Purchaser is acquiring the Shares for investment for his, her or its own account and not with the view to, or for resale in connection with, any distribution thereof. The Purchaser understands and acknowledges that the Offering and sale of the Shares have not been registered under the Securities Act or any state securities laws. The Purchaser further represents that he, she or it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to any third person with respect to any of the Shares. The Purchaser understands and acknowledges that the Offering of the Shares will not be registered under the Securities Act nor under the state securities laws on the ground that the sale of the Shares to the Purchaser as provided for in this Agreement and the issuance of securities hereunder is exempt from the registration requirements of the Securities Act and any applicable state securities laws, which depends upon, among other things, the bona fide nature of the investment intent as expressed herein. The Purchaser is an “accredited investor” as defined in Rule 501 of Regulation D as promulgated by the SEC under the Securities Act, for the reason(s) specified on the Accredited Investor Certification attached hereto as completed by Purchaser, and Purchaser shall submit to the Company such further assurances of such status as may be reasonably requested by the Company. The Purchaser resides in the jurisdiction set forth on the Purchaser’s Omnibus Signature Page affixed hereto. The Purchaser has not taken any of the actions set forth in, and is not subject to, the disqualification provisions of Rule 506(d)(1) of the Securities Act.

c.                   The Purchaser (i) if a natural person, represents that he or she is the greater of (A) 21 years of age or (B) the age of legal majority in his or her jurisdiction of residence, and has full power and authority to execute and deliver this Agreement and all other related agreements or certificates and to carry out the provisions hereof and thereof; (ii) if a corporation, partnership, limited liability company, association, joint stock company, trust, unincorporated organization or other entity, represents that such entity was not formed for the specific purpose of acquiring the Shares, such entity is duly organized, validly existing and in good standing under the laws of the state or jurisdiction of its organization, the consummation of the transactions contemplated hereby is authorized by, and will not result in a violation of state law or its charter or other organizational documents, such entity has full power and authority to execute and deliver this Agreement and all other related agreements or certificates and to carry out the provisions hereof and thereof and to purchase and hold the Shares, the execution and delivery of this Agreement has been duly authorized by all necessary action, this Agreement has been duly executed and delivered on behalf of such entity and is a legal, valid and binding obligation of such entity; or (iii) if executing this Agreement in a representative or fiduciary capacity, represents that he, she or it has full power and authority to execute and deliver this Agreement in such capacity and on behalf of the subscribing individual, ward, partnership, trust, estate, corporation, or limited liability company or partnership, or other entity for whom the Purchaser is executing this Agreement, and such individual, partnership, ward, trust, estate, corporation, or limited liability company or partnership, or other entity has full right and power to perform pursuant to this Agreement and make an investment in the Company, and represents that this Agreement constitutes a legal, valid and binding obligation of such entity. The execution and delivery of this Agreement will not violate or be in conflict with any order, judgment, injunction, agreement or controlling document to which the Purchaser is a party or by which it is bound.

d.                   The Purchaser understands that the Shares are being offered and sold to him, her or it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of such Purchaser to acquire such securities. The Purchaser further acknowledges and understands that the Company is relying on the representations and warranties made by the Purchaser hereunder and that such representations and warranties are a material inducement to the Company to sell the Shares to the Purchaser. The Purchaser further acknowledges that without such representations and warranties of the Purchaser made hereunder, the Company would not enter into this Agreement with the Purchaser.

e.                   The Purchaser understands that, other than as expressly provided in the Registration Rights Agreement, the Company does not currently intend to register the Shares under the Securities Act at any time in the future; and the undersigned will not immediately be entitled to the benefits of Rule 144 with respect to the Shares.

f.                   The Purchaser has received, reviewed and understood the information about the Company, including all Transaction Documents, and has had an opportunity to discuss the Company’s business, management and financial affairs with the Company’s management. The Purchaser understands that such discussions, as well as any Transaction Documents provided by the Company, were intended to describe the aspects of the Company’s business and prospects and the Offering which the Company believes to be material, but were not necessarily a thorough or exhaustive description, and except as expressly set forth in this Agreement, the Company makes no representation or warranty with respect to the completeness of such information and makes no representation or warranty of any kind with respect to any information provided by any entity other than the Company. Some of such information may include projections as to the future performance of the Company, which projections may not be realized, may be based on assumptions which may not be correct and may be subject to numerous factors beyond the Company’s control. The Purchaser acknowledges that he, she or it is not relying upon any person or entity, other than the Company and its officers and directors, in making its investment or decision to invest in the Company. Additionally, the Purchaser understands and represents that he, she or it is purchasing the Shares notwithstanding the fact that the Company may disclose in the future certain material information the Purchaser has not received, including (without limitation) financial statements of the Company for the current or prior fiscal periods, and any subsequent period financial statements that may be filed with the SEC, that he, she or it is not relying on any such information in connection with his, her or its purchase of the Shares and that he, she or it waives any right of action with respect to the nondisclosure to him, her or it prior to his, her or its purchase of the Shares of any such information. Each Purchaser has sought such accounting, legal and tax advice as the Purchaser has considered necessary to make an informed investment decision with respect to his, her or its acquisition of the Shares.

g.                   The Purchaser acknowledges that none of the Company or its counsel are acting as a financial advisor or fiduciary of the Purchaser (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and no investment advice has been given by the Company or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby. The Purchaser further represents to the Company that the Purchaser’s decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Purchaser and the Purchaser’s representatives.

h.                   As of the applicable Closing, all actions on the part of Purchaser, and its officers, directors and partners, if applicable, necessary for the authorization, execution and delivery of this Agreement and the performance of all obligations of the Purchaser hereunder shall have been taken, and this Agreement, assuming due execution by the parties hereto and thereto, constitutes valid and legally binding obligations of the Purchaser, enforceable in accordance with their respective terms, subject to: (i) judicial principles limiting the availability of specific performance, injunctive relief, and other equitable remedies and (ii) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect generally relating to or affecting creditors’ rights.

i.                    Purchaser represents that neither it nor, to its knowledge, any person or entity controlling, controlled by or under common control with it, nor any person having a beneficial interest in the Purchaser, nor any person on whose behalf the Purchaser is acting: (i) is a person listed in the Annex to Executive Order No. 13224 (2001) issued by the President of the United States (Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism); (ii) is named on the List of Specially Designated Nationals and Blocked Persons maintained by the U.S. Office of Foreign Assets Control; (iii) is a non-U.S. shell bank or is providing banking services indirectly to a non-U.S. shell bank; (iv) is a senior non-U.S. political figure or an immediate family member or close associate of such figure; or (v) is otherwise prohibited from investing in the Company pursuant to applicable U.S. anti-money laundering, anti-terrorist and asset control laws, regulations, rules or orders (categories (i) through (v), each a “Prohibited Purchaser”). The Purchaser agrees to provide the Company, promptly upon request, all information that the Company reasonably deems necessary or appropriate to comply with applicable U.S. anti-money laundering, anti-terrorist and asset control laws, regulations, rules and orders. The Purchaser consents to the disclosure to U.S. regulators and law enforcement authorities by the Company and its Affiliates and agents of such information about the Purchaser as the Company reasonably deems necessary or appropriate to comply with applicable U.S. anti-money laundering, antiterrorist and asset control laws, regulations, rules and orders. If the Purchaser is a financial institution that is subject to the USA Patriot Act, the Purchaser represents that it has met all of its obligations under the USA Patriot Act. The Purchaser acknowledges that if, following its investment in the Company, the Company reasonably believes that the Purchaser is a Prohibited Purchaser or is otherwise engaged in suspicious activity or refuses to promptly provide information that the Company requests, the Company has the right or may be obligated to prohibit additional investments, segregate the assets constituting the investment in accordance with applicable regulations or immediately require the Purchaser to transfer the Shares. The Purchaser further acknowledges that neither the Purchaser nor any of the Purchaser’s Affiliates or agents will have any claim against the Company for any form of damages as a result of any of the foregoing actions.

j.                    If the Purchaser is an Affiliate of a non-U.S. banking institution (a “Foreign Bank”), or if the Purchaser receives deposits from, makes payments on behalf of, or handles other financial transactions related to a Foreign Bank, the Purchaser represents and warrants to the Company that: (1) the Foreign Bank has a fixed address, other than solely an electronic address, in a country in which the Foreign Bank is authorized to conduct banking activities; (2) the Foreign Bank maintains operating records related to its banking activities; (3) the Foreign Bank is subject to inspection by the banking authority that licensed the Foreign Bank to conduct banking activities; and (4) the Foreign Bank does not provide banking services to any other Foreign Bank that does not have a physical presence in any country and that is not a regulated Affiliate.

k.                   The Purchaser or its duly authorized representative realizes that because of the inherently speculative nature of businesses of the kind conducted and contemplated by the Company, the Company’s financial results may be expected to fluctuate from month to month and from period to period and will, generally, involve a high degree of financial and market risk that could result in substantial or, at times, even total losses for investors in securities of the Company. The Purchaser has carefully read the risk factors included in the Offering Memorandum (the “Risk Factors”) and other information included in the Offering Documents. The Purchaser has carefully considered such Risk Factors before deciding to invest in the Shares.

l.                    The Purchaser has adequate means of providing for its current and anticipated financial needs and contingencies, is able to bear the economic risk for an indefinite period of time and has no need for liquidity of the investment in the Shares and could afford complete loss of such investment.

m.                 The Purchaser is not subscribing for Shares as a result of or subsequent to any advertisement, article, notice or other communication, published in any newspaper, magazine or similar media or broadcast over television, radio, or the internet, or presented at any seminar or meeting, or any solicitation of a subscription by a person not previously known to the Purchaser in connection with investments in securities generally.

n.                   The Purchaser acknowledges that no U.S. federal or state agency or any other government or governmental agency has passed upon the Shares or made any finding or determination as to the fairness, suitability or wisdom of any investments therein.

o.                   Other than consummating the transactions contemplated hereunder, the Purchaser has not directly or indirectly, nor has any individual or entity acting on behalf of or pursuant to any understanding with such Purchaser, executed any purchases or sales, including Short Sales (as defined below), of the securities of the Company during the period commencing as of the time that such Purchaser first received a term sheet (written or oral) from the Company or any other individual or entity representing the Company setting forth the material terms of the transactions contemplated hereunder and ending immediately prior to the execution hereof. Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Shares covered by this Agreement. Other than to other individuals or entities party to this Agreement, such Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). Notwithstanding the foregoing, for avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to the identification of the availability of, or securing of, available shares to borrow in order to effect Short Sales or similar transactions in the future. For purposes of this Agreement, “Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock).

p.                   The Purchaser is aware that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of the Shares and other activities with respect to the Shares by the Purchaser.

q.                   All of the information concerning the Purchaser set forth herein, and any other information furnished by the Purchaser in writing to the Company for use in connection with the transactions contemplated by this Agreement, is true, correct and complete in all material respects as of the date of this Agreement, and, if there should be any material change in such information prior to the Purchaser’s purchase of the Shares, the Purchaser will promptly furnish revised or corrected information to the Company.

r.                    The Purchaser acknowledges that (i) the Transaction Documents contain material, non-public information concerning the Company, and (ii) the Purchaser is obtaining such material, nonpublic information solely for the purpose of considering whether to purchase the Shares pursuant to a private placement that is exempt from registration under the Securities Act. The Purchaser agrees to keep such information confidential and not to disclose it to any other person or entity except the Purchaser’s legal counsel, advisors and other representatives who have agreed (i) to keep such information confidential, (ii) to use such information only for the purpose set forth above, and (iii) to comply with applicable securities laws with respect to such information.

s.                    The Purchaser has reviewed with its own tax advisors the U.S. federal, state, local and foreign tax consequences of this investment and the transactions contemplated by the Transaction Documents. With respect to such matters, such Purchaser relies solely on such advisors and not on any statements or representations of the Company or any of its agents, written or oral. The Purchaser understands that it (and not the Company) shall be responsible for its own tax liability that may arise as a result of this investment or the transactions contemplated by the Transaction Documents.

t.                    If the Purchaser is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), the Purchaser hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Shares or any use of this Agreement, including (a) the legal requirements within its jurisdiction for the purchase of the Shares; (b) any foreign exchange restrictions applicable to such purchase; (c) any governmental or other consents that may need to be obtained; and (d) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Shares. The Purchaser’s subscription and payment for and continued beneficial ownership of the Shares will not violate any applicable securities or other laws of the Purchaser’s jurisdiction.

u.                  (For ERISA plans only) The fiduciary of the Employee Retirement Income Security Act of 1974 (“ERISA”) plan (the “Plan”) represents that such fiduciary has been informed of and understands the Company’s investment objectives, policies and strategies, and that the decision to invest “plan assets” (as such term is defined in ERISA) in the Company is consistent with the provisions of ERISA that require diversification of plan assets and impose other fiduciary responsibilities. The Purchaser fiduciary or Plan (a) is responsible for the decision to invest in the Company; (b) is independent of the Company or any of its Affiliates; (c) is qualified to make such investment decision; and (d) in making such decision, the Purchaser fiduciary or Plan has not relied primarily on any advice or recommendation of the Company or any of its Affiliates.

v.                   Neither the Purchaser nor, to the Purchaser’s knowledge, any of its directors, executive officers, other officers that may serve as a director or officer of any company in which it invests, general partners or managing members is subject to any Disqualification Events, except for Disqualification Events covered by Rule 506(d)(2)(ii) or (iii) under the Securities Act, and disclosed in writing in reasonable detail to the Company.

w.                 The Purchaser understands that there are substantial restrictions on the transferability of the Shares and that the certificates or book-entry positions representing the Shares shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such certificates or other instruments):

THE SHARES REPRESENTED BY THIS [BOOK ENTRY POSITION/CERTIFICATE] HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS, AND NEITHER SUCH SHARES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) AN EXEMPTION FROM SUCH REGISTRATION EXISTS AND THE COMPANY RECEIVES AN OPINION OF COUNSEL, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SHARES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS.

In addition, if any Purchaser is an Affiliate of the Company, certificates or book entry positions evidencing the Shares issued to such Purchaser may bear a customary “Affiliates” legend.

The Company shall be obligated to promptly reissue unlegended certificates upon the request of any holder thereof (x) at such time as the holding period under Rule 144 or another applicable exemption from the registration requirements of the Securities Act has been satisfied or (y) at such time as a registration statement is available for the transfer of the Shares. The Company is entitled to request from any holder requesting unlegended certificates under clause (x) of the foregoing sentence an opinion of counsel reasonably acceptable to the Company to the effect that the securities proposed to be disposed of may lawfully be so disposed of without registration, qualification or legend.

x.                   If the Purchaser is an individual, then the Purchaser resides in the state or province identified in the address of the Purchaser set forth on such Purchaser’s Omnibus Signature Page to this Agreement; if the Purchaser is a partnership, corporation, limited liability company or other entity, then the office or offices of the Purchaser in which its principal place of business is identified in the address or addresses of the Purchaser set forth on such Purchaser’s Omnibus Signature Page to this Agreement.

y.                   Each Purchaser purchasing Shares in any Closing represents that it (1) has a substantive, pre-existing relationship with the Company or (2) has direct contact by the Company or its Placement Agent outside of the Offering and (3) was not identified or contacted through the marketing of the Offering and (4) did not independently contact the Company as a result of general solicitation by means of any press release or any other public disclosure disclosing the material terms of the Offering.

z.                   To effectuate the terms and provisions hereof, the Purchaser hereby appoints the Placement Agent as its attorney-in-fact (and the Placement Agent hereby accepts such appointment) for the purpose of carrying out the provisions of the Escrow Agreement by and between the Company, the Placement Agent and Delaware Trust Company (the “Escrow Agreement”) including, without limitation, taking any action on behalf of, or at the instruction of, the Purchaser and executing any release notices required under the Escrow Agreement and taking any action and executing any instrument that the Placement Agent may deem necessary or advisable (and lawful) to accomplish the purposes hereof. All acts done under the foregoing authorization are hereby ratified and approved and neither the Placement Agent nor any designee nor agent thereof shall be liable for any acts of commission or omission, for any error of judgment, for any mistake of fact or law except for acts of gross negligence or willful misconduct. This power of attorney, being coupled with an interest, is irrevocable while the Escrow Agreement remains in effect.

5. Conditions to Company’s Obligations at the applicable Closing. The Company’s obligation to complete the sale and issuance of the Shares and deliver the Shares to each Purchaser, individually, at the applicable Closing shall be subject to the following conditions to the extent not waived by the Company:

a.                   Receipt of Payment. The Company shall have received payment, by certified or other bank check or by wire transfer of immediately available funds, in the full amount of the purchase price for the number of Shares being purchased by such Purchaser at such Closing.

b.                   Representations and Warranties. The representations and warranties made by the Purchaser in Section 3 hereof and each Purchaser in Section 3 of the applicable Subscription Agreement with respect to such Closing shall be true and correct in all respects when made,and shall be true and correct in all respects on the applicable Closing date with the same force and effect as if they had been made on and as of said date.

c.                   Performance. The Purchaser shall have performed in all material respects all obligations and covenants herein required to be performed by it on or prior to the applicable Closing.

d.                   Receipt of Executed Documents. Each Purchaser participating in such Closing shall have executed and delivered to the Company the duly executed Subscription Documents.

e.                   Minimum Offering. In connection with the Initial Closing only, the Initial Closing shall be at least for the number of shares of Common Stock in the Minimum Offering Amount at the Purchase Price.

6. Conditions to Purchasers’ Obligations at the applicable Closing. Each Purchaser’s obligation to accept delivery of the Shares and to pay for the Shares at the applicable Closing shall be subject to thefollowing conditions to the extent not waived by the holders of at least a majority of the Shares to be purchased at such Closing:

a.                   Representations and Warranties. The representations and warranties made by the Company in Section 3 hereof shall be true and correct in all material respects (except to the extent any such representation and warranty is qualified by materiality or reference to Material Adverse Effect, in which case, such representation and warranty shall be true and correct in all respects as so qualified) as of, and as if made on, the date of this Agreement and as of such Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and in all material respects correct as of such earlier date (except in each case to the extent any such representation and warranty is qualified by materiality or reference to Material Adverse Effect, in which case, such representation and warranty shall be true and correct in all respects as so qualified).

b.                   Performance. The Company shall have performed in all material respects all obligations and covenants herein required to be performed by it on or prior to the applicable Closing.

c.                   Receipt of Executed Transaction Documents. The Company shall have executed and delivered to the Purchaser the Registration Rights Agreement and the Escrow Agreement.

d.                   Minimum Offering. In connection with the Initial Closing only, the Initial Closing shall be at least for the number of shares of Common Stock in the Minimum Offering Amount at the Purchase Price.

e.                   Good Standing. The Company and each of its subsidiaries is a corporation or other business entity duly organized, validly existing, and in good standing under the laws of the jurisdiction of its formation.

f.                    Judgments. No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any Governmental Authority, shall have been issued, and no action or proceeding shall have been instituted by any Governmental Authority, enjoining or preventing the consummation of the transactions contemplated hereby.

g.                   Issuance in Compliance with Laws. The sale and issuance of the Shares shall be legally permitted by all laws and regulations to which the Company is subject.

h.                   No Material Adverse Effect. Since the date of the Offering Memorandum , there shall not have occurred any effect, event, condition or circumstance (including, without limitation, the initiation of any litigation or other legal, regulatory or investigative proceeding) that individually or in the aggregate, with or without the passage of time, the giving of notice, or both, that has had, or could reasonably be expected to have, a Material Adverse Effect or which could adversely affect the Company’s ability to perform its respective obligations under this Agreement or any of the other Transaction Documents.

i.                    Qualifications. All authorizations, approvals or permits, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement at each Closing shall be obtained and effective as of such Closing except for Blue Sky law permits and qualifications that may be properly obtained after such Closing.

j.                    Certificate. At each applicable Closing, an executive officer of the Company shall have duly executed and delivered or caused to be delivered to the Placement Agent a certificate addressed to the Purchaser and the Placement Agent certifying as to the satisfaction of the conditions set forth in Section 6(a) and Section 6(b) as of the applicable Closing Date

k                     Delivery of Securities. At the applicable Closing, to the extent requested by the Purchaser, the Company shall have delivered or caused to be delivered to the Purchaser evidence of the book-entry issuance of the Shares purchased by such Purchaser as set forth on the applicable Purchaser’s Omnibus Signature Page, duly executed, to the extent applicable, by the proper officers of the Company and registered in the name of the Purchaser or its designee.

l.                  Compliance with Laws. The sale and issuance of the Shares, shall be legally permitted by all laws and regulations to which the Company is subject.

7. Indemnification.

a.                   The Company agrees to indemnify and hold harmless the Purchaser, and its directors, officers, stockholders, members, partners, employees and agents (and any other persons with a functionally equivalent role of a person holding such titles notwithstanding a lack of such title or any other title), each person who controls such Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, stockholders, agents, members, partners or employees (and any other persons with a functionally equivalent role of a person holding such titles notwithstanding a lack of such title or any other title) of such controlling person (collectively, the “Purchaser Indemnitees”), from and against all losses, liabilities, claims, damages, costs, fees and expenses whatsoever (including, but not limited to, any and all expenses incurred in investigating, preparing or defending against any litigation commenced or threatened) based upon or arising out of the Company’s breach of any representation, warranty or covenant contained herein or in the Offering Memorandum; provided, however, that the Company will not be liable in any such case to the extent and only to the extent that any such loss, liability, claim, damage, cost, fee or expense arises out of or is based upon the inaccuracy of any representations made by such indemnified party in this Agreement or in the Offering Memorandum, or the failure of such indemnified party to comply with the covenants and agreements contained herein. The liability of the Company under this paragraph shall not exceed the total Purchase Price paid by the Purchaser hereunder, except in the case of fraud.

b.                   Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any Action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 6 except to the extent the indemnified party is actually prejudiced by such omission. In case any such Action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, if the defendants in any such Action include both the indemnified party and the indemnifying party and either (i) the indemnifying party or parties and the indemnified party or parties mutually agree or (ii) representation of both the indemnifying party or parties and the indemnified party or parties by the same counsel is inappropriate under applicable standards of professional conduct due to actual or potential differing interests between them, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such Action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such Action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 7 for any reasonable legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed counsel in connection with the assumption of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel in such circumstance), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the Action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened Action in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such Action) unless such settlement, compromise or consent requires only the payment of money damages, does not subject the indemnified party to any continuing obligation or require any admission of criminal or civil responsibility, and includes an unconditional release of each indemnified party from all liability arising out of such Action, or (ii) be liable for any settlement of any such Action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment of the plaintiff in any such Action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

c.                   Purchaser acknowledges on behalf of itself and each Purchaser Indemnitee that, other than for actions seeking specific performance of the obligations under this Agreement or in the case of fraud, the sole and exclusive remedy of the Purchaser and the Purchaser Indemnitee with respect to any and all claims relating to this Agreement shall be pursuant to the indemnification provisions set forth in this Section 7.

8.       Revocability; Binding Effect. The subscription hereunder may be revoked prior to the Closing thereon, provided that written notice of revocation is sent and is received by the Company or a Placement Agent at least one Business Day prior to the applicable Closing on such subscription. The Purchaser hereby acknowledges and agrees that this Agreement shall survive the death or disability of the Purchaser and shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives and permitted assigns. If the Purchaser is more than one person, the obligations of the Purchaser hereunder shall be joint and several and the agreements, representations, warranties and acknowledgments herein shall be deemed to be made by and be binding upon each such person and such person’s heirs, executors, administrators, successors, legal representatives and permitted assigns. For the purposes of this Agreement, “Business Day” means a day, other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business.

9.       Miscellaneous.

a.                   Modification. This Agreement shall not be amended, modified or waived except by an instrument in writing signed by the Company and the holders of at least a majority of the then held Shares. Any amendment, modification or waiver effected in accordance with this Section 9(a) shall be binding upon the Purchaser and each transferee of the Shares, each future holder of all such Shares, and the Company.

b.                   Immaterial Modifications to the Registration Rights Agreement. The Company and the Placement Agent may, at any time prior to the Initial Closing, amend the Registration Rights Agreement, if necessary and not material, to clarify any provision therein, without first providing notice or obtaining prior consent of the Purchaser.

c.       Notices. Any notice, consents, waivers or other communication required or permitted to be given hereunder shall be in writing and will be deemed to have been delivered: (i) upon receipt, when personally delivered; (ii) upon receipt when sent by certified mail, return receipt requested, postage prepaid; (iii) when sent, if by e-mail, (provided that such sent e-mail is kept on file (whether electronically or otherwise) by the sending party and the sending party does not receive an automatically generated message from the recipient’s e-mail server that such e-mail could not be delivered to such recipient); or (iv) one (1) Business Day after deposit with a nationally recognized overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same. For the purposes of this Agreement. The addresses and email addresses for such communications shall be:

(a)    if to the Company, at

Odyssey Semiconductor Technologies, Inc.

9 Brown Road

Ithaca, NY 14850

Attn: Alex Behfar, CEO

Email: alex@odysseysemi.com

(b)    if to the Purchaser, at the address set forth on the Omnibus Signature Page hereof (or, in either case, to such other address as the party shall have furnished in writing in accordance with the provisions of this Section). Any notice or other communication given by certified mail shall be deemed given at the time of certification thereof, except for a notice changing a party’s address which shall be deemed given at the time of receipt thereof.

d.       Assignability. This Agreement and the rights, interests and obligations hereunder are not transferable or assignable by the Purchaser, and the transfer or assignment of the Shares shall be made only in accordance with all applicable laws.

e.       Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without reference to the principles thereof relating to the conflict of laws.

f.       Arbitration. All disputes arising out of or in connection with this

Agreement shall be submitted to the American Arbitration Association (“AAA”) and shall be finally settled under the Rules of Arbitration of the AAA by one or more arbitrators appointed in accordance with the said Rules. The place of arbitration shall be New York, New York.

g.       Form D; Blue Sky Qualification. The Company agrees to timely file a Form D with respect to the Shares and to provide a copy thereof, promptly upon request of any Purchaser. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Shares for, sale to the Purchaser at such Closing under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of any Purchaser.

h.                   Use of Pronouns. All pronouns and any variations thereof used herein shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the person or persons referred to may require.

i.                    This Agreement, together with the Registration Rights Agreement, the Offering Memorandum and all exhibits, schedules and attachments hereto and thereto and any confidentiality agreement between the Purchaser and the Company, constitute the entire agreement between the Purchaser and the Company with respect to the Offering and supersede all prior oral or written agreements and understandings, if any, relating to the subject matter hereof. The terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by a written document executed by the party entitled to the benefits of such terms or provisions.

j.                    Each of the parties hereto shall pay its own fees and expenses (including the fees of any attorneys, accountants, appraisers or others engaged by such party) in connection with this Agreement and the transactions contemplated hereby, whether or not the transactions contemplated hereby are consummated.

k.                   This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. The exchange of copies of this Agreement and of signature pages that contain copies of an executed signature page such as in .pdf format shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes.

l.                    Each provision of this Agreement shall be considered separable and, if for any reason any provision or provisions hereof are determined to be invalid or contrary to applicable law, such invalidity or illegality shall not impair the operation of or affect the remaining portions of this Agreement.

m.                 Paragraph titles are for descriptive purposes only and shall not control or alter the meaning of this Agreement as set forth in the text.

n.                   The Purchaser understands and acknowledges that there may be multiple Closings for the Offering.

o.                   The Purchaser hereby agrees to furnish the Company such other information as the Company may request prior to the applicable Closing with respect to its subscription hereunder.

p.                   The representations and warranties of the Company and each Purchaser contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement for a period of one (1) year from the date of the initial Closing and shall in no way be affected by any investigation or knowledge of the subject matter thereof made by or on behalf of the Purchasers or the Company.

q.                   Omnibus Signature Page. This Agreement is intended to be read and construed in conjunction with the Registration Rights Agreement. Accordingly, pursuant to the terms and conditions of this Agreement and the Registration Rights Agreement, it is hereby agreed that the execution by the Purchaser of this Agreement, in the place set forth on the Omnibus Signature Page below, shall constitute agreement to be bound by the terms and conditions hereof and the terms and conditions of the Registration Rights Agreement, with the same effect as if each of such separate but related agreement were separately signed.

r.                    Public Disclosure. Neither the Purchaser nor any officer, manager, director, member, partner, stockholder, employee, Affiliate, Affiliated person or entity of the Purchaser shall make or issue any press releases or otherwise make any public statements or make any disclosures to any third person or entity with respect to the transactions contemplated herein and will not make or issue any press releases or otherwise make any public statements of any nature whatsoever with respect to the Company without the Company’s express prior approval (which may be withheld in the Company’s sole discretion), except to the extent such disclosure is required by law, request of the staff of the SEC or of any regulatory agency or principal trading market regulations.

s.                    Independent Nature of Each Purchaser’s Obligations and Rights. For avoidance of doubt, the obligations of the Purchaser under this Agreement are several and not joint with the obligations of any other Purchaser, and the Purchaser shall not be responsible in any way for the performance of the obligations of any other Purchaser under any other Subscription Agreement. Nothing contained herein and no action taken by the Purchaser shall be deemed to constitute the Purchaser as a partnership, an association, a joint venture, or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement and any other Subscription Agreements. The Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

l.                    Third-Party Beneficiary. The Placement Agent shall be an express third-party beneficiary of the representations and warranties of the Company and the Purchaser included in Sections 3 and 4 of this Agreement. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person, except as otherwise set forth in Section 7 and this Section 9t.

[Signature page follows.]

IN WITNESS WHEREOF, the Company has duly executed this Agreement as of the ____ day of _________, 2021.

ODYSSEY SEMICONDUCTOR TECHNOLOGIES, INC.

By: __________________________

Name: Alex Behfar

Title: Chief Executive Officer

ODYSSEY SEMICONDUCTOR TECHNOLOGIES, INC.

OMNIBUS SIGNATURE PAGE TO

SUBSCRIPTION AGREEMENT AND REGISTRATION RIGHTS AGREEMENT

The undersigned, desiring to: (i) enter into the Subscription Agreement, dated as of______________ ___,1 2021 (the “Subscription Agreement”), between the undersigned, Odyssey Semiconductor Technologies, Inc. a Delaware corporation (the “Company”), and the other parties thereto, in or substantially in the form furnished to the undersigned, (ii) enter into the Registration Rights Agreement (the “Registration Rights Agreement”), among the undersigned, the Company and the other parties thereto, in or substantially in the form furnished to the undersigned and (iii) purchase the Shares of the Company’s securities as set forth in the Subscription Agreement and below, hereby agrees to purchase such Shares from the Company and further agrees to join the Subscription Agreement and the Registration Rights Agreement as a party thereto, with all the rights and privileges appertaining thereto, and to be bound in all respects by the terms and conditions thereof. The undersigned specifically acknowledges having read the representations section in the Subscription Agreement entitled “Representations and Warranties of the Purchaser” and hereby represents that the statements contained therein are complete and accurate with respect to the undersigned as a Purchaser.

IN WITNESS WHEREOF, the Purchaser hereby executes the Subscription Agreement.

_____________
1 Will reflect the Closing Date. Not to be completed by Purchaser.

ACCREDITED INVESTOR CERTIFICATION

ODYSSEY SEMICONDUCTOR TECHNOLOGIES, INC.
ACCREDITED INVESTOR CERTIFICATION

For Individual Investors Only

(all Individual Investors must INITIAL where appropriate):

By initialing you certify that:

For Individual Investors Only

Initial ___________	I have a net worth, or joint net worth with my spouse or spousal equivalent, of more than US$1,000,000. (“Net worth” means the excess of total assets at fair market value (including personal and real property,but excluding the estimated fair market value of your primary home) over total liabilities. "Total liabilities" excludes any mortgage on the primary home in an amount of up to the home's estimated fair market value as long as the mortgage was incurred more than 60 days before the Shares are purchased, but includes (i) any mortgage amount in excess of the home's fair market value and (ii) any mortgage amount that was borrowed during the 60-day period before the closing date for the sale of the Shares for the purpose of investing in the Shares. “Spousal equivalent” means a cohabitant occupying a relationship generally equivalent to that of a spouse. “Joint net worth” is the aggregate net worth of a person and spouse or spousal equivalent; assets do not need to be held jointly to be included in the calculation.)
Initial ___________	I have had an individual income in excess of US$200,000 in each of the two most recent calendar years, or joint income with my spouse or spousal equivalent in excess of US$300,000 in each of those years, and have a reasonable expectation of reaching the same income level in the current calendar year. (“Income” means annual adjusted gross income, as reported for federal income tax purposes, plus (i) the amount of any tax-exempt interest income received; (ii) the amount of losses claimed as a limited partner in a limited partnership; (iii) any deduction claimed for depletion; (iv) amounts contributed to an IRA or Keogh retirement plan; (v) alimony paid; and (vi) any gains excluded from the calculation of adjusted gross income pursuant to the provisions of Section 1202 of the Internal Revenue Code of 1986, as amended.)
Initial ___________	I hold in good standing one of the following professional licenses: the General Securities Representative license (Series 7), the Private Securities Offerings Representative license (Series 82), or the Investment Adviser Representative license (Series 65).

Initial ___________ I am a director or executive officer of Odyssey Semiconductor Technologies, Inc..

For Non-Individual Investors (Entities)

(all Non-Individual Investors must INITIAL where appropriate):

The investor is:

Initial ___________	A bank, as defined in Section 3(a)(2) of the Securities Act or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in an individual or a fiduciary capacity.

Initial ___________ A broker or dealer registered under Section 15 of the Securities Exchange Act of 1934, as amended.

Initial ___________	An investment adviser registered pursuant to Section 203 of the Investment Advisers Act of 1940 or registered pursuant to the laws of a state.
Initial ___________	An investment adviser relying on the exemption from registering with the SEC under Section 203(l) or (m) of the Investment Advisers Act of 1940.

Initial ___________ An insurance company, as defined in Section 2(a)(13) of the Securities Act.

Initial ___________	An investment company registered under the Investment Company Act of 1940 or a business development company, as defined in Section 2(a)(48) of that act.

Initial ___________	A Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

Initial ___________ A Rural Business Investment Company as defined in Section 384A of the Consolidated Farm and Rural Act.

Initial ___________	A plan established and maintained by a state, its political subdivisions or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if the plan has total assets in excess of US$5 million.
Initial ___________	An employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, if the investment decision is being made by a plan fiduciary, as defined in Section 3(21) of such act, and the plan fiduciary is either a bank, a savings and loan association, an insurance company, or a registered investment adviser, or if the employee benefit plan has total assets in excess of US$5 million, or if the employee benefit plan is a self-directed plan in which investment decisions are made solely by persons that are accredited investors.
Initial ___________	A private business development company, as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.
Initial ___________	A corporation, Massachusetts or similar business trust, partnership, or limited liability company or an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, that was not formed for the specific purpose of acquiring the Securities, and that has total assets in excess of US$5 million.
Initial ___________	A trust with total assets in excess of US$5 million not formed for the specific purpose of acquiring the Securities, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the Securities Act.
Initial ___________	An entity in which all of the equity owners (whether entities themselves or natural persons) are accredited investors and meet the criteria listed in either this Section 5 or Part I, Section 6 of this Questionnaire. Please also see "Additional Questions for Certain Accredited Investors" below.
Initial ___________	An entity of a type not listed above, that is not formed for the specific purpose of acquiring the Securities and owns investments in excess of US$5 million. For purposes of this clause, "investments" means investments as defined in Rule 2a51-1(b) under the Investment Company Act of 1940.
Initial ___________	A family office, as defined in Rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940, that (i) has assets under management in excess of US$5 million; (ii) is not formed for the specific purpose of acquiring the Securities and (iii) has a person directing the prospective investment who has such knowledge and experience in financial and business matters so that the family office is capable of evaluating the merits and risks of the prospective investment.
Initial ___________	A family client, as defined in Rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940, of a family office meeting the requirements of the immediately preceding clause and whose prospective investment in the Issuer is directed by that family office pursuant to subclause (iii) of the immediately preceding clause.

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